UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report May 13, 2013

Commission File Number  000-27261

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	93-0549963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 13, 2013, CH2M HILL Companies, Ltd. held its Annual Meeting of Stockholders. In accordance with Item 5.07 of Form 8-K, CH2M HILL is providing the following information regarding the results of the matters voted on by the holders of CH2M HILL’s common stock at the annual meeting.

1. Election of Directors.

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jacqueline C. Hinman	22,669,137	1,148,682	904,870	0
Michael A. Lucki	22,331,976	1,477,166	913,547	0
Lee A. McIntire	22,766,302	1,263,580	692,807	0
Gregory T. McIntyre	23,354,008	689,129	679,552	0
Michael E. McKelvy	22,496,682	1,322,390	903,617	0

2. Approve an amendment to the CH2M HILL Certificate of Incorporation to, among other things, classify the Board of Directors into three classes.

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,176,877	1,625,037	920,775	0

3.  Ratification of the appointment of KPMG LLP as the independent auditors of CH2M HILL for 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,663,597	683,914	375,178	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: May 13, 2013	By:	/s/ Michael A. Lucki
Michael A. Lucki

Its: Senior Vice President and Chief Financial Officer